EXHIBIT 8.2


         OPINION OF MILLER, CANFIELD, PADDOCK AND STONE, P.L.C., WITH
              RESPECT TO MATERIAL STATE OF MICHIGAN TAX MATTERS.




                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C
                        150 West Jefferson, Suite 2500
                            Detroit, Michigan 48226


                                                           October 18, 2001


Consumers Energy Company
212 West Michigan Avenue, Suite M-1029
Jackson, MI 49201

                  Re:      Consumers Funding LLC Securitization Bonds

Ladies and Gentlemen:

         We have acted as special Michigan State tax counsel to Consumers Funding LLC a Delaware limited liability company (the "Company"), in connection with the Registration Statement, No. 333-47938, as amended to the date hereof, filed on form S-3 (the "Registration Statement") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of Securitization Bonds of the Company to be offered from time to time as described in the prospectus (the "Prospectus") included as part of the Registration Statement. Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Prospectus.

The opinion expressed below is based on the following assumptions:

         (a)      the Registration Statement will become effective;

         (b) the proposed transactions are consummated as contemplated in the Registration Statement;

         (c) prior to the issuance of any Series or Class of Securitization Bonds:

                  i. all necessary orders, approvals and authorizations for the Company's purchase from time to time of Securitization Property from Consumers, in exchange for the net proceeds of Securitization Bonds will have been obtained by the Company;

                  ii. the Amended and Restated Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of the Company will have been executed and delivered by an authorized representative of Consumers Energy Company ("Consumers") as sole member of the Company;

                  iii. the Indenture will have been executed and delivered by the Company's authorized representative and by the trustee named therein;

                  iv. the maturity dates, the bond rates, the redemption provisions and the other terms of the Securitization Bonds being offered will be fixed in accordance with the terms of the Indenture;

                  v. the Sale Agreement between the Company and Consumers, as Seller, will have been executed and delivered;

                  iv. the Servicing Agreement between the Company and Consumers, as Servicer, will have been executed and delivered; and

                  vii. the Underwriting Agreement among the Company and the underwriters of the Securitization Bonds (the "Underwriting Agreement") will have been executed and delivered.

         (d) the Indenture will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

         In rendering our opinion, we have relied on the private letter ruling addressed to Consumers with respect to the issuance of the Securitization Bonds issued by the Internal Revenue Service dated November 15, 2000.

         Members of our firm are admitted to practice in the State of Michigan, and we do not express any opinion as to the laws of any other jurisdiction.

         Subject to the qualifications and assumptions set forth therein, we hereby adopt and confirm to you our opinions as set forth under the headings "Payments of Interest and Principal - Material Income Tax Considerations" and "Material Income Tax Consequences for the Securitization Bonds - Material State of Michigan Tax Consequences" in the Prospectus. We disclaim, however, any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law or interpretations thereof. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to changes, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the State of Michigan. We also note that the Prospectus and the Underwriting Agreement do not relate to a specific transaction. Accordingly, the above-referenced description of material Michigan tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and references to this firm under the headings "Payments of Interest and Principal - Material Income Tax Consideration" and "Material Income Tax Consequences for the Securitization Bonds - Material State of Michigan Tax Consequences" in the Prospectus.



                             Very truly yours,


                             /s/ MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.